Exhibit 10.26

February 5, 2019

Tim Stone

Via Email

Re: Transition Agreement

Tim,

This letter outlines the terms of your voluntary resignation from Snap Inc. (“Snap”).

1.	Your last day at Snap will be today.
2.	Following your execution of our standard separation agreement, including a release, and expiration of any required rescission period, Snap will:
•	waive your obligation to reimburse Snap for your relocation expenses, which you would otherwise be responsible for reimbursing; and
•	accelerate the vesting of any unvested equity awards already granted to you, that vest pursuant to a monthly schedule, that are scheduled to vest through February 15, 2019.
3.

You confirm that this transition is not related to any disagreement with Snap on any matter relating to Snap’s accounting, strategy, management, operations, policies, regulatory matters, or practices (financial or otherwise).

If this agreement is acceptable to you, please sign below and return the original to Snap.

Sincerely,

/s/ Mike O’Sullivan
Mike O’Sullivan, General Counsel

Accepted and agreed:

/s/ Tim Stone
Tim Stone

February 5, 2019
Date